UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 7, 2007

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WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Wilshire Bancorp, Inc. (the “Company”), the holding company for Wilshire State Bank (the “Bank”), announced today that Larry D. Greenfield, M.D. resigned from the Board of Directors of the Company and from the Board of Directors of the Bank. Dr. Greenfield was a Class III director and his resignation is effective December 7, 2007. Dr. Greenfield has informed the Company that he resigned to devote his time to pursuing other personal and professional endeavors. Dr. Greenfield’s resignation is not due to any disagreement with the Company or with the Bank, known to an executive officer of the Company.

The Company also announced today that Lawrence Jeon, C.P.A., has been appointed as a Class I director to the Board of Directors of the Company and the Bank, effective December 12, 2007. Mr. Jeon has also been appointed to the Company’s Audit Committee, and will fill the vacancy on the Audit Committee that was created by Dr. Greenfield’s resignation.

Lawrence Jeon is a Certified Public Accountant and Partner/Owner of Lawrence Jeon & Company, a consulting firm that specializes in tax savings plans, audit services and financial planning. Mr. Jeon holds a Bachelor of Arts degree in Economics and Business from U.C.L.A. and a Masters of Science degree in Taxation from Golden Gate University. The Board of Directors of the Company has determined that Mr. Jeon is independent and financially sophisticated under the rules and regulations of the NASDAQ stock market and the Securities and Exchange Commission.

The Company’s press releases related to Dr. Greenfield’s resignation and Mr. Jeon’s appointment to its Board of Directors are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and are incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1 Press release dated December 13, 2007.

Exhibit 99.2  Press release dated December 13, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: December 13, 2007	By:	/s/ Elaine S. Jeon
Elaine S. Jeon, Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 13, 2007.

99.2	Press release dated December 13, 2007